Exhibit 23.1

Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

1847 Holdings LLC

As independent registered public accountants, we hereby consent to the use of our report dated April 12, 2019, with respect to the financial statements of 1847 Holdings LLC, in its registration statement on Form S-1 relating to the registration of 1,514,286 common shares. We also consent to the reference of our firm under the caption “experts” in the registration statement.

Salt Lake City, UT
January 23, 2020